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                                                                    Exhibit 10.7

                           AMENDED AND RESTATED RETAIL

                             DISTRIBUTION AGREEMENT

          THIS AMENDED AND RESTATED RETAIL DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of this 17th day of May, 2001, by and between Merisant US, Inc., a Delaware corporation, having offices at 10 South Riverside Plaza, Suite 850, Chicago, Illinois 60606 ("Merisant"), and Heinz U.S.A., a division of H.J. Heinz Company, a Delaware corporation, having its principal place of business at 1062 Progress Street, Pittsburgh, Pennsylvania 15212-5990 ("Heinz").

          INTRODUCTION. On or about May 1, 1998, the Nutrition and Consumer Sector of Monsanto Company and Heinz entered into that certain Retail Distribution Agreement (the "Original Agreement") related to certain retail tabletop sweetener products. Thereafter, on or about March 17, 2000, Merisant Company acquired the tabletop sweetener business from Monsanto Company. In connection with this acquisition, the Original Agreement was assigned to Merisant US, Inc. Merisant and Heinz now desire to terminate the Original Agreement and substitute this Agreement in lieu thereof.

          NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

          1.    TERMINATION OF THE ORIGINAL AGREEMENT.

          Effective as of the date hereof, the Original Agreement is hereby terminated, and this Agreement is substituted in lieu thereof.

          2.    APPOINTMENT; TERRITORY.

                2.1 APPOINTMENT. Subject to the terms and conditions contained herein, Merisant appoints Heinz; and Heinz accepts its appointment as the exclusive distributor of Merisant's products listed in Exhibit "A" to this Agreement (the "Products"), in the channels of trade listed in Exhibit "A", in the United States (the "Territory"). Nothing contained in this Agreement shall be construed to limit or restrict Merisant's right, in its sole discretion, to discontinue the manufacture, sale or distribution of any of the Products at any time.

                2.2  MERISANT RIGHTS. Merisant will have the following rights:
(i) during normal business hours to inspect those portions of the offices, warehouses and other facilities of Heinz, where Products are stored or distributed, provided reasonable advance written notice of least twenty-four
(24) hours is provided to Heinz; (ii) to visit customers for the Products; (iii) to provide in its discretion, with the approval of Heinz, such approval not to be unreasonably withheld, incentives to Heinz's sales organization including subdistributors, sales agents and brokers, upon providing prior notice to Heinz; and (iv) to provide to any customer for the Products trade incentives. Heinz agrees

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to furnish to Merisant, upon Merisant's request, a complete list of the names and locations of Heinz's customers for the Products.

                2.3 ADDITIONAL SERVICES. In the event that a customer for the Products requests a service that is outside the scope of this Agreement, the parties agree to use their best efforts to reach a mutually acceptable solution that is in the best interests of the parties.

                2.4 THIRD PARTY ACTIVITIES. Merisant will not be liable to Heinz for any third party sales of the Products or other activities within the Territory which have not been authorized by Merisant; provided, however, that Merisant will not sell the Products to any entity it knows, or has reason to know, intends to distribute or sell the Products within the Territory.

                2.5 DIRECT CUSTOMERS. The retail customers listed in Exhibit "B" to this Agreement (the "Direct Customers") shall remain the direct sales and service customers of Merisant, and except as provided herein, are outside the scope of this Agreement. However, if requested by Merisant, and agreed upon by Heinz, Heinz will provide the same services provided to its customers pursuant to this Agreement. In such event, upon receipt by Merisant of full payment from the Direct Customer, Merisant will pay to Heinz a fee at an amount to be mutually agreed for any such services provided by Heinz to the Direct Customer. Merisant may add or delete customers from Exhibit "B", which additions may include the then current customers of Heinz, by giving Heinz no less than thirty
(30) days prior written notice of its intention. Except as Merisant may expressly request, Heinz will not, directly or indirectly, contact any Direct Customer in connection with the Products. If Heinz agrees to provided the requested services to a Direct Customer, Heinz shall have the right to amend the transportation and warehousing rates listed in Exhibit "G" accordingly. If Merisant adds a customer to Exhibit "B" that was immediately prior to such addition a customer of Heinz hereunder, Merisant shall pay to Heinz an amount equal to the commission rate applied to sales of the Products to such customer made by Merisant over the six (6) month period immediately following the effective date of the addition, which amount shall be paid within thirty (30) days of the end of the period.

          3.    DUTIES OF HEINZ.

                3.1 CUSTOMARY SERVICES. Heinz shall provide all of the usual and customary services of a distributor, which shall include without limitation the following:

          (a) Use its reasonable best efforts to distribute and sell the Products in the Territory, and to extend the distribution and sale of the Products in the Territory so as to maximize such distribution, and to meet or exceed the annual volume sales targets agreed to by the parties. The services shall be consistent with and no less than the services performed by Heinz in connection with the sale and distribution of its products. Heinz shall provide to Merisant forecasts of purchases of Product and ship-to-trade for the upcoming month and rolling twelve (12) month period, at least fifteen (15) days prior to the beginning of the month in question. Such forecasts shall be stated in the aggregate and broken down by SKU.

          (b) Maintain an aggressive direct sales force and trained personnel adequate for the needs of the Territory, maintaining such office, warehouse and distribution facilities as shall be reasonably necessary.

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          (c)   Regularly monitor and handle the Products at Heinz's
distribution centers and third party warehouses to ensure their proper storage, handling and continued conformance to an "excellent" rating pursuant to the AST Food Warehousing Grading Guidelines, version 1/95.F5.1, a copy of which has been provided to each party.

          (d) Manage inventory rotation of the Products on a "code out" (FIFO) basis. Any obsolescence of the Products which was the result of improperly managed inventory rotation, as mutually agreed by the parties, will be for the sole account of Heinz. Costs will relate to the manufacturing and distribution costs of the obsolete Products and destruction costs. All costs of obsolete Products due to reasons other than improper rotation on the part of Heinz will be borne by Merisant.

          (e) Annually, complete and deliver to Merisant a physical inventory by DC by SKU by date code.

          (f) Follow the sales policy and procedures set forth in Exhibit "C" to this Agreement.

                3.2 OTHER SALES. During the term of this Agreement, Heinz shall not directly or indirectly manufacture, distribute or sell, or assist any other entity to manufacture, distribute or sell, in the Territory, including without limitation through any subdistributor, sales agent and broker, any tabletop sweetener products other than the Products.

                3.3 PURCHASE AND INVENTORY SCHEDULE. During the Term of this Agreement, Heinz shall submit to Merisant binding purchase orders for Product on a weekly basis. Heinz shall manage its inventory of each SKU of the Product such that it maintains a 98% case fill rate for ship-to-trade orders (the "Minimum Inventory") and shall forward to Merisant within five (5) days after the end of each month adequate documentation (as mutually agreed by the parties) of the percentage fill rate for such past month. If, at any time or from time to time during the time of this Agreement, Heinz is unable to maintain a 98% case fill rate for three consecutive months, the parties agree to meet to discuss the matter. Such meeting shall be in addition to, and not in lieu of, any other rights or remedies provided hereunder.

                3.4 NO OTHER WARRANTIES; PRODUCTS COMPLAINTS. Heinz shall not make any verbal or written warranties, representations or claims concerning the Products other than those contained in written materials previously supplied by Merisant to Heinz. Products related complaints received by Heinz will be promptly forwarded to Merisant and handled by Heinz in accordance with the procedures set forth in Exhibit "D" to this Agreement, and Heinz will assist Merisant to the extent reasonably necessary in the resolution of the complaints.

                3.5 RECALL. Only Merisant may initiate the recall or withdrawal of the Products. In the event of such recall or withdrawal, Merisant will provide notice to Heinz, and the recall shall be conducted by Heinz in accordance with the procedures and policy established by Heinz. In addition, Heinz agrees to provide any additional reasonable services requested by Merisant. Heinz's expenses directly related to the recall or withdrawal services, including out-of-pocket and allocated

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manpower expenses, will be billed to Merisant, provided that Merisant shall bear no expense if the recall or withdrawal is caused or contributed to by Heinz's negligence or willful misconduct.

                3.6 RETURNED GOODS POLICY. Merisant shall accept the return by Heinz of the Products in accordance with Heinz's Returned Goods Policy, a copy of which is attached hereto as Exhibit "E". Merisant agrees to reimburse Heinz for reasonable charges, including freight and handling, it incurs for the services provided by third parties employed by Heinz to process unsalable Products and damaged Products claims.

          4.    Prices and Terms.

                4.1 PRICES. The initial prices for the Products shall be equal to ninety-four percent (94%) of the prices listed in Exhibit "F" to this Agreement . The listed prices less the preceding discount include all services and expenses to be provided by Heinz pursuant to this Agreement, including without limitation, commissions, and sales expenses, all of which represent five percent (5%) of the preceding discount, and administrative functions associated with order entry, order processing and transmittal of bills of lading, routing or orders, consolidation of orders, warehouse reporting, credit and collection, selection and management of public warehouses and plant warehousing, and customer shortage claims, which represent one percent (1%) of the preceding discount. Merisant may revise the prices listed in Exhibit "F" from time to time upon ninety (90) days' prior written notice to Heinz. In the event that Merisant decreases its list prices, all Product inventory in Heinz DC's will be price protected.

                4.2 INVOICES. Merisant shall invoice Heinz at the time of delivery of the Products to the carrier. Invoices shall be due forty-five (45) days from the date of invoice, subject to a two percent (2%) discount for payment of the invoice in full by the due date.

                4.3 ANNUAL BONUS PROGRAM. Provided that Heinz meets or exceeds the annual sales volume and performance goals for the Products for the immediately preceding twelve (12) month period as set forth in the Annual Incentive Program developed by Merisant, Merisant will pay Heinz a bonus (the "Bonus") as set forth in such Annual Incentive Program. The Bonus will be calculated and paid within thirty (30) days of the end of the twelve-month period in question.

                4.4 PROMOTIONAL ALLOWANCES; PROMOTIONAL MATERIALS. From time to time, Merisant may offer promotional allowances to the customers of Heinz. All such promotional allowances will be either "off invoice" or billbacks" as mutually agreed by the parties. All promotional allowances authorized by Merisant shall be invoiced to Merisant in the month immediately following such activity accompanied by complete supporting documentation as mutually agreed by the parties, minus seven and two tenths percent (7.2%) for direct customers invoiced at the net contracted price. Immediately prior to the end of the initial term and any subsequent term of this Agreement, the parties will review the above-stated percentage deducted from each invoice and the calculation of the invoice to determine that Heinz was properly compensated. In the event that this review indicates that the compensation due was not properly determined, the amount will be adjusted accordingly.

In the event of new product introductions by Merisant, the parties will discuss any promotional allowances that may be offered by Merisant to the customers of Heinz, and the compensation that may be due Heinz.

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Merisant will make available periodically to Heinz for use by its sales force reasonable quantities of promotional materials at no cost. However, if Heinz's own promotional or advertising activities make use of Merisant's trademarks or contain any reference to the Products, Heinz agrees to obtain Merisant's written consent prior to any such use or reference. In the event that Merisant does not respond to the request of Heinz within ten (10) days from the date of receipt of the request, Merisant's consent shall be considered given to such request.

                4.5 FREIGHT AND WAREHOUSING COSTS. Merisant will assume transportation costs and operational costs for the movement of the Products from Merisant to Heinz's distribution centers (or third party warehouses), in the Territory. Freight costs incurred in the shipment of the Products from Heinz's distribution centers (or third party warehouses) in the Territory to Heinz's customers, storage and handling costs for the Products while stored at such distribution centers or warehouses, and applicable state and local personal property taxes attributable to Heinz's storage of the Products will be invoiced directly to Merisant at Heinz's cost. Heinz's cost for such freight and warehousing during the current term of this Agreement will be as set forth in Exhibit "G" to this Agreement. Freight and warehousing costs shall be reviewed by the parties no more frequently than once each calendar quarter, and the rates may then be adjusted as the parties may mutually agree. Invoices for such expenses shall be forwarded by Heinz to Merisant on a periodic basis with mutually agreed support documentation to enable Merisant to perform an audit of such expenses. Warehousing and freight costs incurred by Heinz will be reimbursed monthly using the mutually agreed reconciliation process. However, if during the term of the Agreement Heinz and Merisant mutually agree upon an acceptable invoicing process, warehouse costs will thereafter be invoiced at the time of receipt of the Products by Heinz at its warehouse facilities.

                4.6 TAX. Heinz agrees to pay any sales, use, gross receipts or other similar sales or use taxes with respect to any shipment of the Products. If Heinz asserts a tax exemption, Heinz will furnish Merisant a valid exemption certificate for each jurisdiction in which it is claiming an exemption.

                4.7 TITLE; RISK OF LOSS. Title to the Products and risk of loss shall pass to Heinz upon delivery of the Products to Heinz.

                4.8 CREDIT RISK. The credit risk is assumed solely by Heinz. Heinz, therefore, reserves the right to make independent credit decisions regarding credit line extensions plus monitoring each customer's open account exposure.

                4.9 GENERAL ACCOUNTING MATTERS. Effective as of May 1, 2001, the parties agree to the following general accounting matters (with the understanding that Section 3.9 of the Original Agreement will continue in full force and effect until May 1, 2001):

          (a) Merisant will reimburse Heinz the actual small balance write-offs taken by Heinz related to the Product. Such reimbursement request will be supported by adequate documentation as mutually agreed by the parties.

          (b) Except as provided to the contrary in Section 3.l(d) hereof, Merisant will reimburse Heinz the actual write-offs taken by Heinz for spoilage and unsaleable costs related to

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the Product. Such reimbursement request will be supported by adequate documentation as mutually agreed by the parties.

          (c) Merisant will reimburse Heinz for "unauthorized" deductions by customers for the Products where Heinz is unable, after exercising all reasonable efforts, to affect prompt collection thereof. Such deductions must have been caused by a deficiency of Merisant or represent a unilateral assessment by a customer of Heinz. Such reimbursement request will be supported by adequate documentation as mutually agreed by the parties. To the extent that Heinz is able to collect any "unauthorized" deductions from customers after Merisant has reimbursed Heinz for such deductions, Heinz shall promptly remit such amounts to Merisant.

          5.    WARRANTIES.

                5.1 WARRANTIES. Merisant warrants to Heinz as follows: (i) that title to the Products purchased by Heinz under this Agreement will be free and clear of all liens and security interests; (ii) that all the Products will be manufactured and packaged in compliance with applicable statutes and regulations (including applicable Food and Drug Administration regulations requiring that such Products not be adulterated or misbranded); and (iii) that each of the Products purchased by Heinz under this Agreement will at the time of shipment to Heinz conform to Merisant's then current specifications. THIS WARRANTY IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS OF PRODUCTS FOR A PARTICULAR PURPOSE.

                5.2 EXCLUSIVE REMEDY. Except as provided in Article 8, Heinz's exclusive remedy and Merisant's exclusive liability for a breach of any warranty provided in Section 5.1 for any shipment made by Merisant to Heinz under this Agreement will be limited to the replacement of the nonconforming or defective Products. Merisant will have a reasonable time to replace any nonconforming or defective Products, including time to manufacture replacement Products.

                5.3 CONSEQUENTIAL DAMAGES WAIVER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES (INCLUDING, BUT NOT LIMITED TO ECONOMIC LOSS OR LOSS OF PROFITS BY HEINZ) SUFFERED OR INCURRED AS A RESULT OF OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT OR ANY TORT (INCLUDING, BUT NOT LIMITED TO, STRICT LIABILITY OR NEGLIGENCE) COMMITTED BY A PARTY IN CONNECTION WITH THIS AGREEMENT.

          6.    TRADEMARKS AND TRADE NAMES.

                6.1 TRADEMARKS. All trademarks, trade names, logos, copyrights and other designations used or adopted by Merisant in connection with the Products, including without limitation Equal(R), NutraSweet(R), and the NutraSweet(R) logo unit (the "Trademarks") will at all times be and remain the property of Merisant, its affiliated companies or third parties with whom Merisant or its affiliated companies have a license. Heinz shall not in any way dispute or impugn the validity of the Trademarks, Merisant's, its affiliated companies or such third parties' sole ownership of the Trademarks, or such parties' right to use and control the use of the Trademarks during the term of this

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Agreement and thereafter; nor will Heinz do or permit to be done any action or thing which will in any way impair the rights of Merisant or such third parties in and to the Trademarks. Heinz acknowledges that its use of the Trademarks will not create in it any right, title or interest in the Trademarks and agrees that all use of the Trademarks will be for the benefit of Merisant and/or such third parties.

                6.2 USE. Heinz may use the Trademarks only in connection with the services to be provided hereunder and only in the manner and style approved by Merisant in writing. Heinz will not use the Trademarks as part of its company name or in connection with any product other than the Products. Heinz agrees not to alter, deface, remove, cover up, or mutilate any of the Trademarks or any serial number, lot code number or other designation which may be attached or affixed to the Products or any packaging materials.

                6.3 NOTIFICATION. Heinz will: (i) notify Merisant in writing of any infringing uses, applications for registration, or registrations of the Trademarks or marks similar thereto of which it has actual knowledge; (ii) execute any documentation requested by Merisant relating to the Trademarks; and
(iii) comply with all instructions of Merisant with regard to the use and display of the Trademarks.

                6.4 ACTIONS. Heinz acknowledges that only Merisant will have authority to institute actions or proceedings to prevent any infringement, imitation, unauthorized use, or misuse of any of the Trademarks and agrees to provide Merisant with reasonable assistance in such proceedings at Merisant's request.

                6.5 SIMILAR MARKS. Heinz agrees not to adopt any trademark, trade name, mark, logo or symbol which is similar to or likely to be confused with any of the Trademarks. Heinz will not use any other trademark, word, symbol, letter or design in combination with any of the Trademarks.

                6.6 LITERATURE. Merisant will have the right to approve all sales literature, advertising and promotional materials, manuals and related materials prepared and/or used by Heinz in connection with the Products.

                6.7 EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, Heinz shall promptly cease all use of the Trademarks, provided that Heinz may continue to use the Trademarks in its promotion and sale of the Products held in inventory and not repurchased by Merisant pursuant to the provisions of Section 9.5 hereof.

                6.8 PACKAGING. The Products shall be resold only in their original packages. Heinz shall not, either directly or indirectly, relabel, repackage, mark, or assist any other entity to relabel, repackage, or mark the Products except for such repackaging as may be necessary to refurbish damaged Products with the prior approval of Merisant.

          7.    COMPLIANCE WITH APPLICABLE LAW.

                Each party warrants to the other that it shall comply with all applicable laws and regulations and governmental orders and decrees applicable to the purchase, promotion and sale by Heinz of the Products, including without limitation applicable Food and Drug Administration regulations.

          8.    INDEMNIFICATION.

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                8.1  HEINZ. Heinz shall indemnify, defend and hold Merisant harmless against all costs, claims, suits, demands, judgments, expenses (including reasonable attorneys' fees) or damages resulting from or arising out of the following: (i) any breach by Heinz of any of its warranties, duties or obligations under this Agreement; and (ii) the error, omission, negligence or willful misconduct of Heinz, its employees or agents, except to the extent any such damage resulted from or was contributed to by Merisant, its employees or agents.

                8.2 MERISANT. Merisant shall indemnify, defend and hold Heinz harmless against all costs, claims, suits, demands, judgments, expenses (including reasonable attorneys' fees) or damages resulting from or arising out of the following: (i) any breach by Merisant of any of its warranties, duties or obligations under this Agreement; (ii) the error, omission, negligence or willful misconduct of Merisant, its employees or agents; (iii) any claim of infringement or award of royalties of profits from the use of the intellectual property of others with respect to the Products; and (iv) any allegation of unfair competition resulting from the similarity of the Products to the products of third parties, except to the extent any such damage resulted from or was contributed to by Heinz, its employees or agents.

          9.    DURATION AND TERMINATION.

                9.1 TERM. The term of this Agreement will commence as of the date hereof and will thereafter remain in effect until terminated as set forth herein. Either party may terminate this Agreement without liability by giving the other party at least one hundred and eighty (180) days prior written notice of its intention to do so.

                9.2 BREACH. In the event of a material breach of this Agreement by a party, the other party may terminate this Agreement upon not less than thirty (30) days' prior written notice, provided that the breach has not been cured within such thirty (30) day period.

                9.3 OTHER EVENTS. Either party may terminate this Agreement upon written notice to the other in the event of any of the following:

                (a) The insolvency, voluntary or involuntary bankruptcy, receivership, liquidation, dissolution or winding-up of the other party; or

                (b) The continuation of any event of force majeure preventing performance by the other party, as described in Article 14 hereof, for a period of three (3) consecutive months or longer.

                9.4 CONTINUING RIGHTS. Upon expiration or termination of this Agreement for any reason, the parties will have no further rights, liabilities, duties or obligations under this Agreement, except for any rights, liabilities, duties or obligations under Articles 6, 8, 9, 15 or 16 of this Agreement, and any rights, liabilities, duties or obligations which arise prior to such expiration or termination, and neither party shall be entitled to any other compensation of any kind.

                9.5 REPURCHASE OF INVENTORY. Upon the date of expiration or termination of this Agreement for any reason, Merisant will have the option to purchase at Heinz's original cost the remaining inventory of the Products that are good and salable. Promptly following expiration or

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termination, pursuant to Merisant's direction and at no cost or expense to
Merisant, Heinz will return all price lists, catalogs, samples, advertising, promotional or other materials for the Products in Heinz's possession, except for such materials used in the sale of remaining inventories of the Products not purchased by Merisant.

          10.   RELATIONSHIP OF PARTIES.

                The relationship of Merisant and Heinz under this Agreement is that of seller and purchaser, and nothing contained in this Agreement and no action taken by either party to this Agreement will be deemed to: (i) constitute either party or any of such party's employees, agents or representatives to be an employee, agent or representative of the other party, or (ii) create any partnership, joint venture, association or syndicate among or between the parties, or (iii) confer on either party any express or implied right, power or authority to enter into any agreement or commitment, express or implied, or to incur any obligation or liability on behalf of the other party.

          11.   GOVERNING LAW.

          This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, excluding the conflict of laws provisions thereof.

          12.   NOTICES.

          Any notice under this Agreement will be valid and effective only if given by written instrument which is personally delivered or sent by facsimile, or registered or certified mail, postage prepaid, addressed as follows:

                        To Heinz           Heinz U.S.A.,
                                           a division of H.J. Heinz Company
                                           1062 Progress Street
                                           Pittsburgh, Pennsylvania 15212
                                           Facsimile: (412) 237-3522
                                           Attn: President
                                           Heinz U.S.A., Retail

                        To Merisant        Merisant Company
                                           10 South Riverside Plaza, Suite 850
                                           Chicago, Illinois 60606
                                           Facsimile: (312) 840-5355
                                           Attn: Vice President of North America

                        With a copy to:    Merisant Company
                                           1 North Brentwood Blvd., Suite 510
                                           Clayton, MO 63105
                                           Facsimile: (314) 657-1024
                                           Attn:  Legal Department

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Any notice, claim, demand, request or other communication given as provided in this Article 11, if given personally, will be effective upon delivery; if given by facsimile, will be effective one (1) day after transmission; and, if given by mail, shall be effective ten (10) days after deposit in the mail. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided in this Article 11.

          13.   ASSIGNMENT.

                13.1 MERISANT. Merisant may assign this Agreement in whole or in part upon notice to Heinz to an affiliate of Merisant, or as part of a sale of all or substantially all of the stock or assets of the tabletop sweetener product business. In the event of a sale of all or substantially all of the stock or assets of the tabletop sweetener product business, Heinz shall have the right to terminate this Agreement upon providing written notice of its intention to terminate not less than ninety (90) days before the date of termination. Such notice of termination may not be given by Heinz prior to the date of the closing of the sale.

                13.2 HEINZ. Heinz may not assign or otherwise transfer (whether by operation of law or otherwise) this Agreement in whole or in part to any entity without the express prior written consent of Merisant, except to an affiliate or wholly-owned subsidiary of Heinz. Should Heinz desire to assign or otherwise transfer any of its obligations hereunder to a subdistributor, broker, or sales agent, Merisant will have the right to remove from the obligations of Heinz hereunder the customers proposed to be serviced by the subdistributor, broker, or sales agent, and either provide the Products directly to such customers, or use the services of a third party. Merisant acknowledges that Heinz may utilize the services of brokers in the performance of its duties and obligations hereunder, and that such use will not be a breach of this Article 13.2.

          14.   FORCE MAJEURE.

                Neither party will be liable to the other for any loss or injury incurred or damages sustained by the other party due to a failure on the part of the party to perform under this Agreement (except for Heinz's obligation to make payment under Section 4.2 of this Agreement), if such failure to perform is a result of war, riot, labor strike or lock-out, shortages, fire, flood, wind, storm or other Act of God, governmental control or regulation or other similar condition beyond the party's reasonable control.

          15.   CONFIDENTIALITY.

                The terms of the Confidentiality Agreement entered into by the parties in October, 1997, a copy of which is attached to this Agreement as Exhibit "H" shall apply to the parties in connection with this Agreement, and will remain in effect during the term of the Agreement and after the expiration or termination of this Agreement for any reason.

          16.   DISPUTES AND ARBITRATION.

                16.1 ARBITRATION. Any dispute, controversy or claim arising from or relating to this Agreement shall be resolved only by arbitration, which may be commenced at any time by notice

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given to either party. Arbitration shall be conducted pursuant to the Commercial
Arbitration Rules of the American Arbitration Association then in force and effect.

                16.2 VENUE. The venue of the arbitration shall be Chicago, Illinois.

                16.3 FEES. Each party shall pay its own fees and expenses (including without limitation attorneys' fees and expenses) incurred in connection with the arbitration proceeding. Common expenses of the arbitration proceeding (such as the fees and expenses of the arbitrators and expenses of administration) shall be born by the parties in such amounts or proportions as the arbitrators may determine.

                16.4 FINAL DECISION. The decision of the arbitrators shall be by majority vote. Any arbitral award shall be final and binding on the parties, and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction.

                16.5 INTERIM MEASURES. Notwithstanding the foregoing, in the event interim judicial relief is necessary prior to rendition of any arbitral award in order to avoid irreparable injury to either party, then such party may seek interim measures of protection, including without limitation orders of injunction, specific performance or other equitable relief, from any court of competent jurisdiction. The provisions of this Section 15.5 shall not be deemed to preclude the arbitrators from awarding similar or other interim relief or entering interim arbitration awards.

          17.   ENTIRE AGREEMENT; WAIVER.

                17.1 ENTIRE AGREEMENT. This Agreement sets forth the entire and final agreement and understanding of the parties with respect to the subject matter of this Agreement. Any and all prior agreements or understandings, whether written or oral, with respect to the subject matter of this Agreement, are hereby terminated. This Agreement may not be modified or amended except by an instrument in writing executed by the parties to this Agreement. Any terms or conditions which may be different from, or in addition to those agreed to and set forth in this Agreement, are expressly objected to and will not be binding upon either party unless mutually agreed to in writing.

                17.2 WAIVER. No waiver, forbearance or failure by any party of its right to enforce any provision of this Agreement will constitute a waive or estoppel of such party's right to enforce any other provision of this Agreement or such party's right to enforce such provision in the future.

          IN WITNESS WHEREOF, Merisant and Heinz, by their respective duly authorized officers or representatives, have executed and delivered this Agreement on the date first above written.

MERISANT US, INC.                              HEINZ U.S.A., A DIVISION OF
                                               H.J. HEINZ COMPANY


By:    /s/ Daniel L. Beck                      By:    /s/ Gregg Newcombe
     ---------------------------                    ----------------------------
     (signature)                                    (signature)

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

       Daniel L. Beck                                 Gregg Newcombe
     ---------------------------                    ----------------------------
     (name)                                         (name)


      VP/GM North America                             VP Sales, HUSA
     ---------------------------                    ----------------------------
     (title)                                        (title)

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